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                                                                    EXHIBIT 23.3


                                     CONSENT


         Landauer Associates, Inc. ("Landauer") hereby consents to the use of its reports regarding the Metropolitan New York, Orlando, Phoenix, and Tucson economies and office markets and the reference to Landauer and such reports under the captions "Prospectus Summary," "Property Office Markets and Market Economies," "The Properties - Submarket and Property Information," and "Experts" in the Amended Registration Statement (No. 3) on Form S-11 of Tower Realty Trust, Inc.



                                              LANDAUER ASSOCIATES, INC.

                                              By: /s/ John Brengelman
                                                 -------------------------------
                                                 Name: John Brengelman
                                                 Title: Managing Director

Dated:  October 7, 1997